HEINE SECURITIES CORPORATION

                           51 John F. Kennedy Parkway
                          Short Hills, New Jersey 07078

                      Writer's Direct Dial: (201) 912-2060

                                                     June 13, 1996

Mutual Series Fund Inc.
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Madame:

     Heine Securities Corporation (the "Adviser") hereby offers and agrees to purchase 10 shares of Mutual European Fund common stock (the "shares") of Mutual Series Fund Inc. at a price of $10.00 per share for an aggregate purchase price of $100.00. The Adviser acknowledges that the Shares are being purchased for the Adviser's own account and for investment purposes only and will be sold only pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or an exemption therefrom.


                                                     Sincerely,


                                                     By:/s/Michael F. Price
                                                     ----------------------
                                                     Michael F. Price
                                                     President

     Mutual Series Fund Inc. hereby accepts the Adviser's offer to purchase the Shares at a price of $10.00 per Share for an aggregate purchase price of $100.00.


MUTUAL SERIES FUND INC.


By:         /s/Elizabeth N. Cohernour
           --------------------------
 Name:     Elizabeth N. Cohernour
 Title:    General Counsel & Secretary